Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
Neurologix, Inc.	Lippert/Heilshorn & Associates, Inc.
Michael Sorell, M.D.	Kim Sutton Golodetz
Chief Executive Officer	(kgolodetz@lhai.com)
(201) 592-6451	Shayne Payne (spayne@lhai.com)
www.neurologix.net	(212) 838-3777

NEUROLOGIX REPORTS FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

FORT LEE, N.J. (March 31, 2005) - Neurologix Inc., (OTCBB: NRGX), which through its subsidiary, Neurologix Research, Inc. (“NRI”), is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system primarily utilizing gene therapies, today reported financial results for the three and twelve months ended December 31, 2004.

The Company reported a net loss for the three months ended December 31, 2004 of $702,000, or $0.03 per share, compared with a net loss of $702,000, or $0.10 per share in the prior year’s fourth quarter.

Research and development expenses for the quarter were $321,000, compared to $320,000 in the fourth quarter of 2003. Research and development expenses primarily are related to the Company’s ongoing Phase I trial for the treatment of Parkinson’s disease. General and administrative expenses were $405,000, an increase of 17% compared to $346,000 for the comparable 2003 period. A majority of the increase in the general and administrative costs is attributable to the expenses associated with being a public company.

For the 12 months ended December 31, 2004, the Company reported a net loss of $2,937,000 or $0.14 per share, compared to a loss of $2,274,000, or $0.34 per share, in the comparable 2003 period.

For the 12-month period ended December 31, 2004, research and development expenses increased 7% to $1,359,000 from $1,270,000 during the same period in 2003. The increase is primarily due to additional costs related to conducting the Company’s research and other costs associated with running its lab, partially offset by an aggregate decrease in amounts paid to its consultants and members of the Company’s scientific advisory board. General and administrative expenses increased by 84% to $1,638,000 during the year ended December 31, 2004, from $886,000 during the comparable period in 2003. Since the February 10, 2004 has been accounted for as a reverse acquisition (with NRI being the accounting parent and Neurologix being the accounting subsidiary), the Company had costs associated with being a public company of $629,000 in 2004 whereas it had no such costs during 2003. Also contributing to the higher expenses during this period was a collective increase in other general and administrative expenses totaling $123,000.

The Company had cash, cash equivalents and investments of $2.7 million at December 31, 2004. Subsequent to the close of the year Neurologix raised an additional $3.2 million.

Neurologix’s CEO Michael Sorell, M.D. said, “We made excellent progress along many fronts during 2004. We continued enrolling patients in our sponsored landmark clinical trial study designed to evaluate the safety of our innovative proprietary therapy for Parkinson’s disease. With three additional patients enrolled in the first quarter of 2005, we have now enrolled 10 patients, with two more required for completion of the study. We also were successful in augmenting our Scientific Advisory Board, comprised of some of the most accomplished neuroscientists of our time. In 2005, with input from these advisors, we will continue to build upon our established foundation as we advance our ongoing Parkinson’s disease program. We are also pushing forward with our second landmark human study and expect to file our IND with the U.S. Food and Drug Administration in 2005 for the treatment of temporal lobe epilepsy.”

Dr. Sorell added, “We also made changes to our capital structure, effecting a reverse stock split in September of this year, and more recently, raised additional funds from institutional investors.”

About Neurologix
Neurologix, Inc. is a development-stage company, which through its subsidiary, Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy and its core technology, which it refers to as “NLX,” is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.

Cautionary statement regarding forward-looking statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•
The Company is still in the development stage and has not generated any revenues. From inception through December 31, 2004, it has incurred net losses and negative cash flows from operating activities of $8,774,000 and $7,741,000 respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•
If the ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

•
Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled “Risk Factors” in the Company's 2004 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

(Tables to follow)

NEUROLOGIX, INC. AND SUBSIDIARY (A Development Stage Company) CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except share and per share amounts)
	Year Ended December 31,		For the period February 12, 1999 (inception) through December 31, 2004
	2004	2003

Operating expenses:
Research and development	$1,359	$1,270	$4,983
General and administrative expenses	1,638	886	3,520
Loss from operations	(2,997)	(2,156)	(8,503)

Other income (expense):
Dividend income, interest income and other income	93	16	134
Interest expense-related parties	(33)	(134)	(405)
Other income (expense), net	60	(118)	(271)
Net loss	$(2,937)	$(2,274)	$(8,774)

Basic and diluted net loss per share	$(0.14)	$(0.34)

Weighted average common shares outstanding, basic and diluted	20,766,729	6,784,597

NEUROLOGIX, INC. AND SUBSIDIARY (A Development Stage Company) CONSOLIDATED BALANCE SHEET (Amounts in thousands, except share and per share amounts)
December 31,
2004
ASSETS
Current assets:
Cash and cash equivalents	$1,122
Investments held to maturity	1,600
Prepaid expenses and other current assets	52
Total current assets	2,774

Equipment, less accumulated depreciation of $182	177
Intangible assets, less accumulated amortization of $67	385
Other assets	14
Total Assets	$3,350
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$262
Current portion of capital lease obligations	21
Total current liabilities	283

Capital lease obligations, net of current portion	13
Total Liabilities	296
Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Series A - $.06 per share cumulative, convertible 1-for-25 into Common Stock; $.10 par value; 500,000 shares authorized, 645 shares issued and outstanding with an aggregate liquidation preference of $1 per share	-
Common Stock: $.001 par value; 60,000,000 shares authorized, 22,521,404 issued and outstanding	22
Additional paid-in capital	12,124
Unearned compensation	(318)
Deficit accumulated during the development stage	(8,774)
Total stockholders’ equity	3,054
Total Liabilities and Stockholders’ Equity	$3,350

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